UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2009

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

123 Chuangye Road

Haizhou District, Fuxin City,

Liaoning, PRC, 123000

(Address of Principal Executive Offices)

(86) 418-3995066

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

Golden Elephant Glass Technology, Inc. (the "Company") recently implemented a maintenance program for its float glass production line which currently has annual production capacity of 500 tons. The maintenance program will involve performing routine maintenance and making required mechanical and technological upgrades to the Company’s manufacturing facilities. During the maintenance period, all operations of the production line and all manufacturing of float glass products will be suspended. The Company will meet existing its sales orders for float glass products through subcontracting arrangements and it expects a significant reduction in new sales of float glass and float glass products.

Management’s decision to implement the maintenance program now is largely due to general global economic conditions and cash flow shortage. In recent months, the price of float glass has decreased and the price for raw materials has increased, which has led to higher production costs and lower profit margin. Management believes that implementing the maintenance program now, at a time when float glass prices and profit margins are depressed, is advantageous because the negative economic impact of suspended operations and lost sales revenue is most effectively mitigated and absorbed.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, among others, those concerning the Company’s expected financial performance, the Company’s future operating results, the Company’s expectations regarding the completion date of the maintenance program and the increase of the production capacity of its production line, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause the Company’s actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Elephant Glass Technology, Inc.

Date: February 24, 2009

/s/ Lihui Song
Lihui Song
President and Chief Executive Officer